     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000.

                                                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       C-BRIDGE INTERNET SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                             219 VASSAR STREET                             52-2001899
    (State or Other Jurisdiction of            CAMBRIDGE, MASSACHUSETTS 02139                   (I.R.S. Employer
     Incorporation or Organization)                 TEL. (617) 497-1707                       Identification No.)
                                          (Address of Principal Executive Offices
                                                    Including Zip Code)

                            ------------------------

                           1997 STOCK INCENTIVE PLAN,
                           1999 STOCK INCENTIVE PLAN,
                        1999 DIRECTOR STOCK OPTION PLAN,
                           2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                         ------------------------------

                               JOSEPH M. BELLINI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       C-BRIDGE INTERNET SOLUTIONS, INC.
                               219 VASSAR STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 497-1707
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                TITLE OF                     AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM
             SECURITIES TO                    REGISTERED         OFFERING PRICE          AGGREGATE            AMOUNT OF
             BE REGISTERED                      (1) (2)            PER UNIT(2)       OFFERING PRICE(2)   REGISTRATION FEE(2)
Common Stock, par value $.01 per share        18,700,000             $16.97            $317,339,000          $83,777.50

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described in this Registration Statement.

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Director Stock Option Plan, and 2000 Stock Incentive Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of C-bridge Internet
    Solutions, Inc. Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on June 2, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INTRODUCTION

    This Registration Statement on Form S-8 is filed by C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), relating to 18,700,000 Shares of Common Stock, par value $.01 per share (the "Shares"), to be made available pursuant to the terms of the Company's 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Director Stock Option Plan, and 2000 Stock Incentive Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

    Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference into this Registration Statement and made a part hereof:

    (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999.

    (b) All reports filed by the Company with the Commission pursuant to
       Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K/A referred to in (a) above.

    (c) The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on November 18, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

    Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article EIGHTH of the registrant's Second Amended and Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    Article NINTH of the registrant's Second Amended and Restated Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment with 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

    Article NINTH of the registrant's Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the full extent permitted by such law as so amended.

    Section 145 of the Delaware General Corporation Law statute provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Inapplicable.

ITEM 8. EXHIBITS.

       EXHIBIT NO.                                     DESCRIPTION
       -----------             ------------------------------------------------------------
                4.1            Second Amended and Restated Certificate of Incorporation of
                               the Company(1)

                4.2            Amended and Restated By-Laws of the Company(2)

                4.3            Specimen stock certificate of common stock of the Company(3)

                5.1            Legal Opinion of Gibson, Dunn & Crutcher LLP

               23.1            Consent of Gibson, Dunn & Crutcher LLP(4)

               23.2            Consent of Arthur Andersen LLP, Independent Auditors

               24.1            Power of Attorney(5)

------------------------

(1) Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1/A (Reg. No. 333-89069), originally filed with the SEC on November 19, 1999.

(2) Incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1/A (Reg. No. 333-89069), originally filed with the SEC on November 19, 1999.

(3) Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A (Reg No. 333-89069), originally filed with the SEC on November 19, 1999.

(4) Included in Exhibit 5.1.

(5) Included on signature page of this registration statement.

ITEM 9. UNDERTAKINGS.

    A. RULE 415 OFFERING.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and
              (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or finished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of June 2000.

                                                       C-BRIDGE INTERNET SOLUTIONS, INC.

                                                       BY:            /S/ JOSEPH M. BELLINI
                                                            -----------------------------------------
                                                       Name:  JOSEPH M. BELLINI
                                                       Title:  President and Chief Executive Officer

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Joseph M. Bellini, Richard O. Wester and Clifford
B. Thompson, Esq., and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----
                /s/ JOSEPH M. BELLINI                  President and Chief Executive
     -------------------------------------------         Officer and Director            June 2, 2000
                  Joseph M. Bellini                      (Principal Executive Officer)

                                                       Vice President, Finance, Chief
                /s/ RICHARD O. WESTER                    Financial Officer and
     -------------------------------------------         Treasurer (Principal            June 2, 2000
                  Richard O. Wester                      Financial Officer and
                                                         Principal Accounting Officer)

            /s/ JOSEPH L. BADARACCO, JR.
     -------------------------------------------                  Director               June 2, 2000
              Joseph L. Badaracco, Jr.

                 /s/ PAUL R. CHARRON
     -------------------------------------------                  Director               June 2, 2000
                   Paul R. Charron

                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----
               /s/ GERALD F. KING, II
     -------------------------------------------                  Director               June 2, 2000
                 Gerald F. King, II

                 /s/ RAYMOND J. LANE
     -------------------------------------------                  Director               June 2, 2000
                   Raymond J. Lane

              /s/ RAMANAN RAGHAVENDRAN
     -------------------------------------------                  Director               June 2, 2000
                Ramanan Raghavendran

                                 EXHIBIT INDEX

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
         4.1            Second Amended and Restated Certificate of Incorporation of
                        the Company(1)

         4.2            Amended and Restated By-Laws of the Company(2)

         4.3            Specimen stock certificate of common stock of the Company(3)

         5.1            Legal Opinion of Gibson, Dunn & Crutcher LLP

        23.1            Consent of Gibson, Dunn & Crutcher LLP(4)

        23.2            Consent of Arthur Andersen LLP, Independent Auditors

        24.1            Power of Attorney(5)

------------------------

(1) Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1/A (Reg. No. 333-89069), originally filed with the SEC on November 19, 1999.

(2) Incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1/A (Reg. No. 333-89069), originally filed with the SEC on November 19, 1999.

(3) Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A (Reg. No. 333-89069), originally filed with the SEC on November 19, 1999.

(4) Included in Exhibit 5.1.

(5) Included on signature page of this registration statement.